                                                                   EXHIBIT 10.10

                     [Release.com Corporation letterhead]


                                                               November 10, 1999


Dear Carolyn,

          We are pleased to accept your resignation as Chief Executive Officer of Releasenow.com Corporation (the "Company"), effective as of November 10, 1999, and to offer you a position as the Chairman of the Board of the Company, effective as of the same date. We are even more pleased that you have decided to continue as a full time employee in your new role. The Board of Directors of the Company is grateful for your service to date and wishes to recognize your significant prior achievements. The Company would not be in its present position without your efforts. This letter agreement is to more fully set out your and the Company's responsibilities and obligations as a result of this transition. This letter agreement will supercede in its entirety the offer letter relating to your position as Chief Executive Officer signed by you on September 15, 1998.

     Full Time Employment.  The Company will continue to pay your regular salary
     --------------------
and benefits for so long as you remain a full time employee. You agree that, for so long as you remain a full time employee, you will devote sufficient time and attention to the business of the Company. You further agree that you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company during your employment and severance periods. Subject to the payment obligations set forth herein, your employment with the Company will continue to be "at will," meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause.

     Forgiveness for First of Two Promissory Notes. In appreciation of your
     ---------------------------------------------
efforts and achievements as Chief Executive Officer, the Board of Directors of the Company has unanimously determined to forgive that certain promissory note by you in favor of the Company dated April 1, 1999, in aggregate principal amount of Twenty Thousand Dollars ($20,000), including all accrued but unpaid interest. In addition, the Company will pay all taxes, employment or otherwise, that may become due as a result of such forgiveness, including such additional amount as may be required to ensure that you do not incur out of pocket expense for such forgiveness or tax payment. Further, the Company hereby releases from pledge pursuant to the above-mentioned promissory note Eleven Thousand Four Hundred Twenty-Eight (11,428) shares of the Company's Common Stock which, as of April 1, 1999, were held in your name. The Company acknowledges and agrees that you have transferred all of these pledged shares, and that those transferred shares are released from pledge.

     Extension of Repayment Terms for Second of Two Promissory Notes. The Board
     ---------------------------------------------------------------
has also agreed that the terms of that certain promissory note by you in favor of the Company dated June 18, 1999 in aggregate principal amount of One Million Three Hundred Seventy-Eight Thousand One Hundred Seventy Dollars and Ten Cents ($1,378,170.10) shall be amended such that it becomes due and payable one (1) year after the earliest of (i) the termination of your employment with the Company; (ii) the Company's initial public offering and (iii) a sale of all or substantially all of the Company's assets or a merger pursuant to which the Company's current shareholders hold less than 50% of the surviving entity.

     Full Acceleration of Vesting. In addition to the foregoing, the Board of
     ----------------------------
Directors of the Company has unanimously determined that all securities now owned or hereafter acquired (including those previously or hereafter transferred by you) shall be fully vested as of November 10, 1999. This includes but is not limited to the following securities currently held by you or any recipient of such shares upon transfer:

                                    Number of Shares            Exercise
Option      Grant       Vesting             (Type of           Price Per      Exercised Shares     Unvested Shares as
Number       Date    Cmc't Date     Option/Issuance)     Type      Share        as of 11/10/99            of 11/10/99
------      -----    ----------     ----------------     ----      -----        --------------            -----------
     1   08/12/98      07/27/98               57,142      ISO      $1.75                57,142                      0
     2   12/17/98      09/15/98              281,920       NQ       1.75               281,920                205,567
     3   08/12/98      07/27/98              363,561       NQ       1.75               363,561                289,234
         TOTAL                               702,623                                   702,623

     Each Stock Purchase Agreement entered into by you as of June 18, 1999 and April 1, 1999 for the purchase of the 702,623 shares referenced above, is hereby amended or modified to the extent necessary to effectuate the full acceleration provided for herein, and like amendments or modifications shall be made to any similar future agreement relating to options or unvested shares acquired by you after the date hereof to the extent the full vesting of all such securities provided for herein is not contemplated therein.

     This letter agreement supercedes and renders null and void those certain Addendum to Stock Purchase Agreements executed in connection with the purchase of the 702,623 shares referenced above, pursuant to which the vesting of 50% of the then unvested shares would be accelerated at the time of a Corporate Transaction (as defined in the Plan).

     Severance Payment. In the event that the Company's Chief Executive Officer
     -----------------
requests your resignation or otherwise terminates your full-time employment, the Company will pay you an additional six (6) months of your then-current salary in accordance with the Company's standard payroll policy. Notwithstanding the foregoing, such payment shall be conditioned upon your execution of an additional Mutual General Release, in substantially the form set forth below, relating to matters of any kind which may have occurred, arisen or are otherwise related to events or occurrences happening from the date hereof through the date of such payment.

     Mutual General Release. In consideration of the foregoing and other good
     ----------------------
and valuable consideration, by signing below, you and your heirs, executors, agents and assigns, on the one hand, and the Company and its successors and assigns, on the other hand, waive and release and promise never to assert any claims or causes of action, whether or not now known, against the other and his, her or its heirs, executors, officers, directors, employees, investors, stockholders, subsidiaries, predecessor and successor corporations, agents, attorneys and assigns (hereafter "Releasees"), relating to any matters of any kind, including without limitation those arising out of or connected with your employment with the Company or the termination of that employment, claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, misrepresentation, interference with contract or prospective economic advantage, right to purchase or receive capital stock or options to purchase capital stock of the Company, any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, and all other laws and regulations relating to employment, including without limitation wage and hours laws, the Family and Medical Leave Act and the Employment Retirement Income Security Act, as well as claims for attorneys' fees and costs.

     In this regard, you and the Company expressly waive and release any and all rights you have under Section 1542 of the Civil Code of the State of California which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

     Other Agreements. At all times in the future, you will remain bound by the
     ----------------
Company's Proprietary Information and Assignment of Inventions Agreement signed by you on July 29, 1998. Nothing in this letter agreement shall affect your rights or the Company's obligations under that certain Indemnification Agreement dated as of May 24, 1999 by and between you and the Company.

     Non-Solicitation. You agree that, should you or the Company terminate
     ----------------
either your employment and/or position as Chairman of the Board, for a period of one (1) year following the later of such terminations you will not solicit any employee or consultant of the Company to leave the Company for any reason.

     Severability and Confidentiality. If any provision of this letter agreement
     --------------------------------
is found to be unenforceable it shall be modified to make it enforceable and it shall not affect the enforceability of the remaining provisions and the remaining provisions shall be enforced to the extent permitted by law. You agree not to disclose to any individual, entity, or otherwise, the existence of this letter, the contents and terms of this letter, and the consideration for this letter, except that you may disclose such information to your attorneys, accountants and immediate family members.

     No Harm. You agree that, now or in the future, including after the
     -------
termination of your employment, you will not act in any manner that might damage the business or reputation of the Company. The officers and directors of the Company agree that, now or in the future, including after the termination of your employment, they will not act in any manner than might damage your business relationships, provided that, in the event of your termination for any reason, the Company shall not be obligated to do anything more than follow its policies regarding answering inquiries relating to terminated employees.

     No Litigation Assistance. You and the Company each agree that, as to the
     ------------------------
other, now or in the future, including after the termination of your employment, neither will counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the other or any of his, her or its heirs, executors, officers, directors, employees, representatives, stockholders, investors, subsidiaries, predecessor and successor corporations, agents, attorneys or assigns, unless under a subpoena or other court order to do so or, in the case of you, unless the Company requests your assistance.

     Non-disparagement. You agree, now or in the future, including after the
     -----------------
termination of your employment, to refrain from any disparagement, criticism, defamation, libel or slander of the Company, or tortuous interference with the contracts and relationships of the Company, its directors, officers, employees, agents, representatives, stockholders, investors, subsidiaries, predecessor and successor corporations, agents, attorneys and assigns. The officers and directors of the Company agree, now or in the future, including after the termination of your employment, to refrain from any disparagement, criticism, defamation, libel or slander of you, or tortious interference with your contracts and relationships.

     Choice of Law. This letter agreement shall be deemed to have been entered
     -------------
into in the State of California and shall be governed by the laws thereof, without regard to the conflict of law principles thereof. You have not relied upon any representation or statement made by the Company or its representatives which is not specifically set forth herein.

     Amendments. This agreement may only be amended in a writing signed by you
     ----------
and an officer of the Company.

     Arbitration. Any controversy involving the construction or application of
     -----------
any terms, covenants or conditions of this letter agreement, or any claims arising out of any alleged breach of this letter will be governed by the rules of the American Arbitration Association and submitted to and settled by final and binding arbitration in San Mateo County, California.

     We apologize for the legalistic tone of this letter, but wanted to make sure the benefits that the Board has determined to grant you at this time were appropriately documented and that the rights and obligations of you and the Company were clearly set forth. Again, we appreciate the hard work and effort you have put into the Company over the past year and want to extend our thanks for a job well done.


                                             Sincerely,


                                             /s/ Clydene Bultman

                                             Clydene Bultman
                                             on behalf of Releasenow.Com
                                             Corporation


                                             Accepted and Agreed:


                                             /s/ Carolyn A. Rogers
                                             -----------------------------
                                             Carolyn A. Rogers

                          RELEASENOW.COM CORPORATION
                           STOCK PURCHASE AGREEMENT
                           ------------------------

          AGREEMENT made this ________ day of _________ 1999, by and between
ReleaseNow.com Corporation, a Delaware corporation, and,            under the
Corporation's 1998 Stock Option/Stock Issuance Plan.

          All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

     A.   EXERCISE OF OPTION
          ------------------

          1.  Exercise.  Optionee hereby purchases  ____________ shares of
              --------
 Common Stock (the "Purchased Shares") pursuant to that certain option (the
"Option") granted Optionee on               (the "Grant Date") to purchase up
to                         shares of Common Stock (the "Option Shares") under
the Plan at the exercise price of $           per share (the "Exercise Price").

          2.  Payment.  Concurrently with the delivery of this Agreement to the
              -------
Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

          3.  Stockholder Rights.  Until such time as the Corporation exercises
              ------------------
the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

     B.  SECURITIES LAW COMPLIANCE
         -------------------------

         1.   Restricted Securities.  The Purchased Shares have not been
              ---------------------
registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

          2.  Restrictions on Disposition of Purchased Shares.  Optionee
              -----------------------------------------------
shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

               (i) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

               (ii) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

               (iii) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule
     144) has been taken.

          The Corporation shall not be required (i) to transfer on its books any
                                ---
Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased
                             --
Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

          3.  Restrictive Legends.  The stock certificates for the Purchased
              -------------------
Shares shall be endorsed with one or more of the following restrictive legends:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

              "The shares represented by this certificate are subject to certain rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated April 1, 1999 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

     C.   TRANSFER RESTRICTIONS
          ---------------------

          1.  Restriction on Transfer.  Except for any Permitted Transfer,
              -----------------------
Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right or the Market Stand-Off.

          2.  Transferee Obligations. Each person (other than the Corporation)
              ----------------------
to whom the purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the First Refusal Right and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

          3.  Market Stand-Off.
              ----------------

              (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Corporation's initial public offering.

              (b) Owner shall be subject to the Market Stand-Off provided and
                                                                 ------------
only if the officers and directors of the Corporation are also subject to
-------
similar restrictions.

              (c) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

              (d) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

     D.   RIGHT OF FIRST REFUSAL
          ----------------------

          1.  Grant.  The Corporation is hereby granted the right of first
              -----
refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares. For purposes of this Article D, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

          2.  Notice of Intended Disposition. In the event any Owner of
              ------------------------------
Purchased Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the "Target Shares"), Owner shall promptly (i) deliver to the Corporation written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

          3.  Exercise of the First Refusal Right. The Corporation shall,
              -----------------------------------
for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

          Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following
                          -----
following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

          4.  Non-Exercise of the First Refusal Right.  In the event the
              ---------------------------------------
Exercise Notice is not given to Owner prior to the expiration of the twenty-five
(25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or
                                     --------
disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right, the provisions of Article B and the provisions of Paragraph
C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

              5.  Partial Exercise of the First Refusal Right.  In the event the
                  -------------------------------------------
Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

                  (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph D.4, as if the Corporation did not exercise the First Refusal Right; or

                  (ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph D.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

              Owner's failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

              6.  Recapitalization/Reorganization.
                  -------------------------------

                  (a) Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

                  (b) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

              7.  Lapse.  The First Refusal Right shall lapse upon the earliest
                  -----                                                --------
to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or
(iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least ten million dollars ($10,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

     E.   GENERAL PROVISIONS
          ------------------

          1.   Assignment.  The Corporation may assign the First Refusal Right
               ----------
to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

          2.   No Employment or Service Contract.  Nothing in this Agreement or
               ---------------------------------
in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          3.   Notices.  Any notice required to be given under this Agreement
               -------
shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

          4.   No Waiver.  The failure of the Corporation in any instance to
               ---------
exercise the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          5.   Cancellation of Shares. If the Corporation shall make available,
               ----------------------
at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     F.   MISCELLANEOUS PROVISIONS
          ------------------------

          1.   Optionee Undertaking. Optionee hereby agrees to take whatever
               --------------------
additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

          2.   Agreement is Entire Contract.  This Agreement constitutes the
               ----------------------------
entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

          3.   Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

          4.   Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          5.   Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                   RELEASENOW.COM CORPORATION


                                   By:      ____________________________________

                                   Title:   ____________________________________

                                   Address: ____________________________________


                                            ____________________________________
                                                            OPTIONEE

                                   Address: ____________________________________

                                            ____________________________________

                            SPOUSAL ACKNOWLEDGMENT

          The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation's granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the first refusal rights granted to the Corporation (or its assigns) with respect to the Purchased Shares.


                                             ___________________________________
                                             OPTIONEE'S SPOUSE


                                   Address:  ___________________________________

                                             ___________________________________

                                   APPENDIX
                                   --------

          The following definitions shall be in effect under the Agreement:

     A.   Agreement shall mean this Stock Purchase Agreement.
          ---------

     B.   Board shall mean the Corporation's Board of Directors.
          -----

     C.   Code shall mean the Internal Revenue Code of 1986, as amended.
          ----

     D.   Common Stock shall mean the Corporation's common stock.
          ------------

     E.   Corporate Transaction shall mean either of the following stockholder-
          ---------------------
approved transactions:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F.   Corporation shall mean ReleaseNow.com Corporation, a Delaware
          -----------
corporation, and any successor corporation to all or substantially all of the assets or voting stock of ReleaseNow.com Corporation which shall by appropriate action adopt the Plan.

     G.   Disposition Notice shall have the meaning assigned to such term in
          ------------------
Paragraph D.2.

     H.   Exercise Notice shall have the meaning assigned to such term in
          ---------------
Paragraph D.3.

     I.   Exercise Price shall have the meaning assigned to such term in
          --------------
Paragraph A.1.

     J.   Fair Market Value of a share of Common Stock on any relevant date,
          -----------------
prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

     K.   First Refusal Right shall mean the right granted to the Corporation in
          -------------------
accordance with Article D.

     L.   Grant Date shall have the meaning assigned to such term in Paragraph
          ----------
A.1.

     M.   Grant Notice shall mean the Notice of Grant of Stock Option pursuant
          ------------
to which Optionee has been informed of the basic terms of the Option.

     N.   Incentive Option shall mean an option which satisfies the requirements
          ----------------
of Code Section 422.

     O.   Market Stand-Off shall mean the market stand-off restriction specified
          ----------------
in Paragraph C.3.

     P.   1933 Act shall mean the Securities Act of 1933, as amended.
          --------

     Q.   1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          --------

     R.   Non-Statutory Option shall mean an option not intended to satisfy the
          --------------------
requirements of Code Section 422.

     S.   Option shall have the meaning assigned to such term in Paragraph A.1.
          ------

     T.   Option Agreement shall mean all agreements and other documents
          ----------------
evidencing the Option.

     U.   Optionee shall mean the person to whom the Option is granted under the
          --------
Plan.

     V.   Owner shall mean Optionee and all subsequent holders of the Purchased
          -----
Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

     W.   Parent shall mean any corporation (other than the Corporation) in an
          ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     X.   Permitted Transfer shall mean (i) a gratuitous transfer of the
          ------------------
Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

     Y.   Plan shall mean the Corporation's 1998 Stock Option/Stock Issuance
          ----
Plan.

     Z.   Plan Administrator shall mean either the Board or a committee of the
          ------------------
Board acting in its capacity as administrator of the Plan.

     AA.  Purchased Shares shall have the meaning assigned to such term in
          ----------------
Paragraph A.1.

     AB.  Recapitalization shall mean any stock split, stock dividend,
          ----------------
recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

     AC.  Reorganization shall mean any of the following transactions:
          --------------

               (i) a merger or consolidation in which the Corporation is not the surviving entity,

               (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

               (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

               (iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

     AD.  SEC shall mean the Securities and Exchange Commission.
          ---

     AE.  Service shall mean the Optionee's performance of services for the
          -------
Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

     AF.  Subsidiary shall mean any corporation (other than the Corporation) in
          ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     AG.  Target Shares shall have the meaning assigned to such term in
          -------------
Paragraph D.2.

                          RELEASENOW.COM CORPORATION

                                   ADDENDUM
                                      TO
                           STOCK PURCHASE AGREEMENT

          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Purchase Agreement (the "Purchase Agreement") by and between ReleaseNow.com Corporation (the "Corporation") and _________ ("Optionee") evidencing the shares of Common Stock purchased on this date by Optionee pursuant to the option granted to him or her under the Corporation's 1998 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.

                        ACCELERATION IN CONNECTION WITH
                            A CORPORATE TRANSACTION

          1. The Repurchase Right shall automatically lapse with respect to fifty percent (50%) of the unvested Purchased Shares at the time of a Corporate Transaction, and such Purchased Shares shall vest on an accelerated basis and shall, immediately prior to the consummation of a Corporate Transaction, become fully-vested shares of Common Stock.

          2. For purposes of determining which unvested Purchased Shares shall become vested on an accelerated basis, the Purchased Shares that are next to become vested pursuant to the Vesting Schedule shall become vested on an accelerated basis in accordance with Paragraph 1 of this Addendum and the remaining unvested shares shall continue to vest in accordance with the Vesting Schedule specified in the Grant Notice.

          IN WITNESS WHEREOF, ReleaseNow.com Corporation has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.


                                   RELEASE SOFTWARE CORPORATION

                                   By: ______________________________________

                                   Title: ___________________________________


EFFECTIVE DATE:  ____________, 1999

                          RELEASENOW.COM CORPORATION

                                1996 STOCK PLAN

            EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT
            -------------------------------------------------------

ReleaseNow.com Corporation
990 Commercial Street
San Carlos, CA 94070
Attention:  President

          This Agreement ("Agreement") is made as of ___________________, by and
                           ---------
between ReleaseNow.com Corporation, a Delaware corporation (the "Company"), and
                                                                 -------
___________ ("Purchaser").  To the extent any capitalized terms used in this
              ---------
Agreement are not defined, they shall have the meaning ascribed to them in the Company's 1996 Stock Plan.

     1.   Exercise of Option.  Subject to the terms and conditions hereof,
          ------------------
Purchaser hereby elects to exercise his or her option to purchase __________ shares of Common Stock (the "Shares") of the Company under and pursuant to the
                             ------
Company's 1996 Stock Plan (the "Plan") and the Stock Option Agreement dated
                                ----
_______________ (the "Option Agreement").  The purchase price for the Shares
                      ----------------
shall be $_____ per Share for a total purchase price of $____________. The term "Shares" refers to the purchased Shares and all securities received in
 ------
replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

     2.   Time and Place of Exercise.  The purchase and sale of the Shares under
          --------------------------
this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement in accordance with the provisions of
Section 2(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against payment of the purchase price therefor by Purchaser by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Purchaser, (c) delivery of shares of the Common Stock of the Company in accordance with Section 3 of the Option Agreement, (d) such other consideration as determined by the Administrator in accordance with the Plan, or (e) by a combination of the foregoing.

     3.   Limitations on Transfer.  In addition to any other limitation on
          -----------------------
transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

     (a)  Right of First Refusal.  Before any Shares held by Purchaser or any
          ----------------------
transferee of Purchaser (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or
 ------
operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this
Section 3(a) (the "Right of First Refusal").
                   ----------------------

          (i)   Notice of Proposed Transfer.  The Holder of the Shares shall
                ---------------------------
     deliver to the Company a written notice (the "Notice") stating:  (i) the
                                                   ------
     Holder's bona fide intention to sell or otherwise transfer such Shares;
     (ii) the name of each proposed purchaser or other transferee ("Proposed
                                                                    --------
     Transferee"); (iii) the number of Shares to be transferred to each Proposed
     ----------
     Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the "Offered Price") and upon the same terms (or terms as similar as reasonably
     --------------
     possible) to the Company or its assignee(s).

          (ii)  Exercise of Right of First Refusal.  At any time within thirty
                ----------------------------------
     (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

          (iii) Purchase Price.  The purchase price ("Purchase Price") for the
                --------------                        --------------
     Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (iv)  Payment.  Payment of the Purchase Price shall be made, at the
                -------
     option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (v)   Holder's Right to Transfer.  If all of the Shares proposed in
                --------------------------
     the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this
     Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

               (vi) Exception for Certain Family Transfers.  Anything to the
                    --------------------------------------
     contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser's lifetime or on Purchaser's death by will or intestacy to Purchaser's Immediate Family or a trust for the benefit of Purchaser's Immediate Family shall be exempt from the provisions of this Section 3(a). "Immediate Family" as used herein shall
                                       ----------------
     mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

     (b)  Involuntary Transfer.
          --------------------

               (i)  Company's Right to Purchase upon Involuntary Transfer.  In
                    -----------------------------------------------------
     the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the fair market value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

               (ii) Price for Involuntary Transfer.  With respect to any stock
                    ------------------------------
     to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if Purchaser does not agree with the valuation as determined by the Board of Directors of the Company, Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and Purchaser and whose fees shall be borne equally by the Company and Purchaser.

     (c)  Assignment.  The right of the Company to purchase any part of the
          ----------
Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations; provided, however, that an
                                               --------  -------
assignee, other than a corporation that is the parent or a 100% owned subsidiary of the Company, must pay the Company, upon assignment of such right, cash equal to the difference between the original purchase price and fair market value, if the original purchase price is less than the fair market value of the Shares subject to the assignment.

     (d)  Restrictions Binding on Transferees.  All transferees of Shares or any
          -----------------------------------
interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are satisfied.

     (e) Termination of Rights.  The right of first refusal granted the Company
         ---------------------
by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act. Upon termination of the right of first refusal described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 6(a)(ii) herein and delivered to Purchaser.

     Investment and Taxation Representations.  In connection with the purchase
     ---------------------------------------
of the Shares, Purchaser represents to the Company the following:

     (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

     (b) Purchaser understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

     (c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be resold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including, among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (f) hereof.

          In the event that the Company does not qualify under Rule 701 at the time of purchase, then the securities may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. PURCHASER UNDERSTANDS THAT PAYMENT FOR THE SHARES WITH A PROMISSORY
NOTE IS NOT DEEMED TO BE FULL PAYMENT UNDER RULE 144 UNLESS THE NOTE IS SECURED BY ASSETS OTHER THAN THE SHARES.

     (e) Purchaser further understands that at the time he or she wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the securities under Rule 144 or 701 even if the two-year minimum holding period had been satisfied.

     (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     (g) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     5.   Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

     (a)  Legends.  The certificate or certificates representing the Shares
          -------
shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

               (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR

                    DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

               (ii) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE
                    TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     (b) Stop-Transfer Notices.  Purchaser agrees that, in order to ensure
         ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     (c) Refusal to Transfer.  The Company shall not be required (i) to transfer
         -------------------
on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6.   No Employment Rights.  Nothing in this Agreement shall affect in any
          --------------------
manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause.

     7.   Market Stand-off Agreement.   (a)  In connection with any underwritten
          --------------------------
public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty
(180) days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Company's initial public offering.

               (b) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Shares shall be immediately subject to the Market Stand-Off, to the same extent the Shares are at such time covered by such provisions.

               (c) In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

     8.   Miscellaneous.
          -------------

     (a)  Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted, without giving effect to principles of conflicts of law.

     (b)  Entire Agreement; Enforcement of Rights.  This Agreement sets forth
          ---------------------------------------
the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

     (c)  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (d)  Construction.  This Agreement is the result of negotiations between
          ------------
and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

     (e)  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     (f)  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (g)  Successors and Assigns.  The rights and benefits of this Agreement
          ----------------------
shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

     (h)  California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH
          -----------------------------------
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          The parties have executed this Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

                                   COMPANY:

                                   RELEASENOW.COM CORPORATION



                                   By: _________________________________

                                   Name: _______________________________
                                         (print)

                                   Title: ______________________________

                                   990 Commercial Street
                                   San Carlos, CA 94070


                                   PURCHASER:

                                   _____________________________________


                                   _____________________________________
                                   (Signature)

                                   _____________________________________
                                   (Print Name)

                                   Address:

                                   ____________________________________
                                   ____________________________________

          I, ______________________, spouse of ____________, have read and hereby approve the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


                                    _______________________________

                                    Spouse of _____________________

                          RELEASENOW.COM CORPORATION

                                   ADDENDUM
                                      TO
                           STOCK PURCHASE AGREEMENT

          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Purchase Agreement (the "Purchase Agreement") by and between ReleaseNow.com Corporation (the "Corporation") and _________ ("Optionee") evidencing the shares of Common Stock purchased on this date by Optionee pursuant to the option granted to him or her under the Corporation's 1998 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.

                        ACCELERATION IN CONNECTION WITH
                            A CORPORATE TRANSACTION

          1. The Repurchase Right shall automatically lapse with respect to fifty percent (50%) of the unvested Purchased Shares at the time of a Corporate Transaction, and such Purchased Shares shall vest on an accelerated basis and shall, immediately prior to the consummation of a Corporate Transaction, become fully-vested shares of Common Stock.

          2. For purposes of determining which unvested Purchased Shares shall become vested on an accelerated basis, the Purchased Shares that are next to become vested pursuant to the Vesting Schedule shall become vested on an accelerated basis in accordance with Paragraph 1 of this Addendum and the remaining unvested shares shall continue to vest in accordance with the Vesting Schedule specified in the Grant Notice.

          IN WITNESS WHEREOF, ReleaseNow.com Corporation has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.


                                   RELEASE SOFTWARE CORPORATION

                                   By: _________________________________________

                                   Title: ______________________________________

EFFECTIVE DATE: ____________, 1999